Exhibit 5.1
ELLENOFF GROSSMAN & SCHOLE LLP
ATTORNEYS AT LAW
150 EAST 42ND STREET, 11TH FLOOR
NEW YORK, NEW YORK 10017
February 6, 2009
Velocity Portfolio Group, Inc.
1800 Route 34 North
Building 4, Suite 404A
Wall, NJ 07719
Ladies and Gentlemen:
     Reference is made to the Registration Statement on Form S-1 (File No. 333-153549), as amended (the “Registration Statement”) filed by Velocity Portfolio Group, Inc. (the “Company”), a Delaware corporation, under the Securities Act of 1933, as amended (the “Act”), covering (i) 2,500,000 units, with each unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), one class A warrant, each to purchase one share of the Company’s Common Stock (the “Class A Warrants,”) one class B warrant, each to purchase one share of the Company’s Common Stock (the “Class B Warrants,”) and one class C warrant, each to purchase one share of the Company’s Common Stock (the “Class C Warrants,” and collectively with the Class A Warrants and Class B Warrants, the “Warrants,” and the shares of Common Stock underlying the Warrants, the “Warrant Shares”,) (ii) up to 375,000 units which the underwriters for whom Sandler O’Neill & Partners, L.P. is acting as representative (collectively, the “Underwriters”) will have a right to purchase from the Company to cover over-allotments, if any (the “Over-Allotment Units,” and collectively with the 2,500,000 units to be sold pursuant to the terms of the Registration Statement, the “Units”), (iii) up to 2,875,000 shares of Common Stock underlying the Units, (iv) up to 8,625,000 Warrants underlying the Units, and (v) up to 8,625,000 Warrant Shares.
     We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.
     Based upon the foregoing, we are of the opinion that:
     1. Units.      When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, such Units will be validly issued, fully paid and non-assessable.

     2. Common Stock.      When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the shares of Common Stock will be validly issued, fully paid and non-assessable.
     3. Warrants and Warrant Shares.      When the Registration Statement becomes effective under the Act, when the terms of the warrant agreement under which the Warrants are to be issued (the “Warrant Agreement”) are duly established and the Warrant Agreement is duly executed and delivered, when the terms of the Warrants underlying the Units and of their issuance and sale are duly established in conformity with the Warrant Agreement and when such Warrants are duly executed and authenticated in accordance with the Warrant Agreement and issued, delivered, sold and paid for as part of the Units, as contemplated by the Registration Statement, such Warrants will be legally binding obligations of the Company in accordance with their terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Exceptions”) and such Warrants will be duly issued, fully paid and non-assessable, and the Warrant Shares underlying such Warrants, when duly issued, delivered, sold and paid for upon exercise of such Warrants, as contemplated by the Warrant Agreement, such Warrants and the Registration Statement, will be validly issued, fully paid and non-assessable.
     We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, all applicable judicial and regulatory determinations in connection therewith and, as to the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.
Very truly yours,
/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP

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